Lease Agreement
                          Bangkok International Airport


                                                        Agreement No. 1-122/2541



This agreement is made at the Airports Authority of Thailand on 28 September 1999 between the Airports Authority of Thailand, represented by Flight Lieutenant Pradit Mongkonapiban, Deputy Managing Director, Acting Managing Director of the Airports Authority of Thailand, hereinafter called the "Lessor" of one part, and King Power Tax Free Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 26th-27th Floors, Siam Tower, 989 Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, represented by Mr. Viratana Suntaranond, the person empowered to enter juristic act binding King Power Tax Free Co., Ltd. according to the Certificate No. Phor.Hor. 0011128 dated 4 August 1999 issued by the Office of Partnership/Company Registration, Bangkok Metropolis, hereinafter called the "Lessee" of the other part.

Whereas the Lessor agrees to lease out and the Lessee agrees to lease the property of the Lessor for the purpose of operating business of selling merchandize and souvenirs promoting tourism of Thailand.

Therefore, both parties agree to enter into an agreement, as follows :

The Lessor agrees to lease out and the Lessee agrees to lease the property according to the "Terms and Conditions of Lease" and the following Appendixes which shall be deemed part of this agreement.

         Appendix A       Details of the leased  property,  lease period, rents,
                          fees and charges, chart showing location of the leased premises

         Appendix B       Performance Guarantee

         Appendix C       Documents showing juristic person  registration of the
                          Lessee, and the person empowered to sign as the Lessee

         Appendix D       Others (if any)

This agreement is made in duplicated copies. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.


               The Lessor                                The Lessee


               - signed -                                - signed -
(Flight Lieutenant Pradit Mongkonapiban)        (Mr. Viratana Suntaranond)
                                         (Seal of King Power Tax Free Co., Ltd.)


                 Witness                                   Witness


                - signed -                                - signed -
          (Mr. Sukwat Chayakorn)                     (Mr. Krit Phakakit)

                          Terms and Conditions of Lease



Chapter 1         General Terms and Conditions

Chapter 2         Special Terms and Conditions


                              --------------------


Chapter 1         General Terms and Conditions

1.1      Scope of Lease

         The Lessee agrees to lease the property of the Lessor, hereinafter called the "leased premises" according to the details prescribed in Appendix A.

1.2      Lease Period

         The Lessor agrees to permit the Lessee to make use of the leased premises under this agreement for the period prescribed in Appendix A.

1.3      Fee and Rents and Method of Payment

         1.3.1 The Lessee agrees to pay the fee and rents to the Lessor as follows :

                  (a)      Fee for entering into this  agreement,  Baht 3,334.00
                          (Three  Thousand Three Hundred  Thirty-Four  Baht) not
                           including the value added tax

                  (b) Rents, service fees and charges are as prescribed in Appendix A

         1.3.2 Payment of the fee under Clause 1.3.1(a) shall be made to the Lessor on the signing date of this agreement.

         1.3.3 For the rents, services fees and charges as prescribed in Appendix A, the Lessee agrees to make monthly payment to the Lessor in advance by the 5th of every month.

         1.3.4 The Lessee agrees to be responsible for all expenses such as electricity, telephone, water supply charges and other expenses incurred from the lease under this agreement, and shall pay them to the Lessor within the due date indicated in the invoices.

         1.3.5 The Lessee agrees to be responsible for the taxes/duties and fees incurred from the lease under this agreement such as the value added tax payable according to the existing and future provisions of laws, on behalf of the Lessor.

                  The monthly building and land taxes indicated in Appendix A are estimates, based on an average of each year's rents. If the authorities assess and collect the building and land taxes more than the amount indicated by the Lessor, the Lessee agrees to pay the difference to the Lessor within 30 (thirty) days from the date of receiving the Lessor's notice.

         1.3.6 All payment under this agreement shall be made to Finance Division, Finance Department, of the Lessor. After the Lessee has made payment to the Lessor, a receipt shall be issued to the Lessee as evidence. The receipt shall have the signatures of the Director, Finance Division, Finance Department, of the Lessor or the designated person, jointly with the cashier of Finance Division, Finance Department, or the designated person who must be a financial staff of the Lessor.

         1.3.7 If the Lessee is in default of payment of rents, duties and other expenses payable to the Lessor under this agreement, the Lessee consents to pay penalty to the Lessor at a rate of 1.5 percent (one point five) per month of the outstanding amount for the whole period of default. A fraction of month shall be counted as one month.

                  The Lessee agrees that the first paragraph is a separate part and it shall not impair the Lessor's right to terminate this agreement and claim for damages.

1.4      Duties and Responsibilities of the Lessee

         1.4.1 The Lessee shall not make use of the leased premises for any business other than prescribed in this agreement, unless a written permission has been obtained from the Lessor first.

         1.4.2    The  Lessee  must  sell  the   merchandize  and  souvenirs  at
                  reasonable prices (similar to the prices in the department stores).

         1.4.3 The Lessee must have price tags visibly displayed, and prices shall be in Baht. If the Lessee wishes to have price tags in other currency along with Baht, the Lessee may do so taking into consideration the appropriateness and using the exchange rates of the bank in the Bangkok International Airport shall apply. In case the Lessee has received payment in other foreign currency, the exchange rates of the bank in the Bangkok International Airport shall apply. Moreover, the currency exchange rates must be visibly displayed.

         1.4.4 The Lessee shall not sub-lease the leased premises, either in whole or in part, or transfer the leasehold to a third party, or allow a third party to make use of the leased premises, unless a written permission has been obtained from the Lessor first.

         1.4.5 The Lessee shall not alter, change, make addition to the leased premises, unless a written permission has been obtained from the Lessor first.

                  In case of any alteration, change, addition or repair, either major or minor, to the leased premises in any case, such property shall belong to the Lessor from the date of commencement, and the Lessee shall not claim for any expense or indemnity from the Lessor.

         1.4.6 The Lessee shall maintain the leased premises to be in proper condition and clean at all times. If the leased premises appears to be dirty, unbecoming or deteriorated, the Lessee shall arrange for cleaning or repair at the Lessee's own expense.

         1.4.7 The Lessee shall arrange to have fire extinguishers, endorsed by the Lessor, available in the leased premises at the Lessee's own expense.

         1.4.8 The Lessee shall comply, and ensure that the Lessee's attendants or the persons whom the Lessee has appointed or assigned or hired or ordered to perform various tasks in the Lessee's business, shall comply with the relevant instructions, regulations and directives of the Lessor, both existing and to be issued in the future and be cautious not allowing any person to take any illegal action in the leased premises, or use it as a storage or hiding place of any illegal item. If any damage occurred therefrom, the Lessee shall be liable to the Lessor for the consequences due to the action of the said persons as if having been committed by the Lessee.

         1.4.9 Throughout the lease, the Lessee shall facilitate and allow the Lessor or the Lessor's staff to inspect the leased premises from time to time during reasonable hours.

1.5      Rights on Adjustment of Rent and Charges

         During validity of this agreement, the Lessor reserves the right to adjust the rent and the relevant services fees and charges as deemed appropriate, and shall notify the Lessee in advance. The Lessee agrees to pay the newly adjusted rents, services fees and charges accordingly.

1.6      Termination of Agreement

         1.6.1 During validity, if the Lessor or the Lessee wishes to terminate this agreement prior to the expiration date, the Lessor or the Lessee is entitled to do so; provided that a written notice must be given to the other party at least thirty (30) days in advance. In case the Lessor terminates this agreement prior to the expiration date, the Lessee agrees not to sue or claim for indemnity from the Lessor.

         1.6.2 Each and every clause of this agreement is deemed substantial. If it appears that the Lessee acts or omits to act in violation of or non-compliance with any clause of this agreement, or becomes bankrupted, the Lessor is entitled to immediately terminate this agreement, claim for indemnity and forfeit the performance guarantee.

1.7      Return of the Leased Premises

         1.7.1 Upon expiration or termination of this agreement by the Lessor or the Lessee according to Clause 1.6, as the case may be, this agreement immediately becomes extinct. The Lessee shall remove the Lessee's property from the leased premises and return the same to the Lessor within seven (7) days from the expiration date or termination date, as the case may be.

         1.7.2 In failing to comply with Clause 1.7.1, the Lessee consents the Lessor to immediately repossess the leased premises and remove the Lessee's property from the leased premises. Furthermore, the Lessee consents to reimburse the expenses the Lessor has to pay in doing so, and should any damage occurred the Lessee shall not claim for indemnity.

         1.7.3 Besides consenting the Lessor to repossess the leased premises according to Clause 1.7.2, the Lessee also consents to pay a daily fine to the Lessor at the rate prescribed in Appendix A, from the supposed date of return of the leased premises to the date on which the Lessee and attendants have vacated the leased premises and return the same accordingly or the Lessor has carried out according to Clause 1.7.2, as the case may be.

1.8      Performance Guarantee

         Unless otherwise specified in Chapter 2 of the Terms and Conditions of Lease, in entering into this agreement, the Lessee shall deposit cash or submit a Letter of Guarantee of a local bank for the amount equivalent to three (3) times of the rent plus the relevant service fees and monthly building and land taxes, to the Lessor as performance guarantee.

         The above performance guarantee shall be returned after the Lessee has been relieved from all obligations under this agreement.

         In case of an amendment of this agreement, resulting in an increase of the rent, the Lessee shall submit the performance guarantee to cover the increased amount accordingly.

1.9      Notice

         All notices under this agreement shall be made in writing and deemed legally forwarded if having been forwarded by one of the following :

         -        hand delivery to the concerned person of each party; or

         - registered mail to the addresses indicated by both parties in Chapter 2 of this agreement

Chapter 2         Special Terms and Conditions


Notices


         Name and address of the Lessor


                                    Airports Authority of Thailand
                                    Vibhavadi Rangsit Road
                                    Don Muang District
                                    Bangkok Metropolis 10210

                                    Tel.    535-1405, 535-1815
                                    Fax     535-6062


         Name and address of the Lessee


                                    King Power Tax Free Co., Ltd.
                                    26th-27th Floors, Siam Tower
                                    989 Rama I Road
                                    Pathum Wan Sub-district, Pathum Wan District
                                    Bangkok Metropolis

                                    Tel.    658-0020-41 ext. 524
                                    Fax     658-0050



Details of Rents and Chart Showing Location of Lease Premises      Appendix A
Lease Agreement No. 1-122/2541, dated 28 September 1999         (Total 3 Sheets)
                                                                    Sheet #1

-------------------------------------------------------------------------------------------------------------------
                                                                                               Lease  Period
                                                                                          -------------------------
Leased Premises      Space       Rent        Rent     Service Fee  Building &     Fine       From           To
                 Square Metre  Baht/Sqm.  Baht/Month  Baht/Month     Land       Baht/Day
                     (Sqm.)    per month                             Taxes
                                                                   Baht/Month
---------------  ------------  ---------  ----------  -----------  ----------  ---------  -----------  ------------
Domestic Passengers Terminal, Bangkok International Airport
-----------------------------------------------------------
- Zone 3265 A       310.00       750.00   232,500.00    34,875.00   29,062.50  19,762.50  1 Jan. 1998  31 Dec. 1999
- Zone 3712 B        40.00       750.00    30,000.00     4,500.00    3,750.00   2,550.00  1 Jan. 1998  31 Dec. 1999
- Zone 3712 C        63.00       750.00    47,250.00     7,087.50    5,906.25   4,016.25  1 Jan. 1998  31 Dec. 1999
-------------------------------------------------------------------------------------------------------------------

              The Lessor                                The Lessee
              ----------                                ----------

              - signed -                                - signed -
(Flight Lieutenant Pradit  Mongkonapiban)       (Mr. Viratana  Suntaranond)
                                       (Seal of King  Power  Tax Free Co., Ltd.)

                Witness                                   Witness
                -------                                   -------

               - signed -                                - signed -
         (Mr. Sukwat  Chayakorn)                    (Mr. Krit  Phakakit)

